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                                                                       EXHIBIT 1

                                3,267,615 Shares

                              AFC ENTERPRISES, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                  March 14, 2006

Credit Suisse Securities (USA) LLC
One Madison Avenue
New York, NY 10010-3629

Dear Ladies and Gentlemen:

     1. Introductory. The stockholders listed in Schedule A hereto ("SELLING STOCKHOLDERS") propose severally to sell an aggregate of 2,842,615 outstanding shares ("FIRM SECURITIES") of the Common Stock, par value $0.01 per share ("SECURITIES"), of AFC Enterprises, Inc., a Minnesota corporation ("COMPANY") and the Selling Stockholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 425,000 additional outstanding shares ("Optional Securities") of the Company's Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the ("OFFERED SECURITIES"). The Selling Stockholders hereby agree with the Company and with the several Underwriters named in Schedule B hereto ("UNDERWRITERS"), for whom Credit Suisse Securities (USA) LLC is acting as representative (the "Representative") as follows:

     2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

          (i) A registration statement on Form S-3 (No. 333-86914), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission ("COMMISSION") and has become effective. "REGISTRATION STATEMENT" as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430A ("RULE 430A"), Rule 430B ("RULE 430B") or 430C ("RULE 430C") under the Securities Act of 1933 ("ACT") that has not been superseded or modified. "REGISTRATION STATEMENT" without reference to a time means the Registration Statement as of the time of the first contract of sale for the Offered Securities, which time shall be considered the "EFFECTIVE DATE" of the Registration Statement. "STATUTORY PROSPECTUS" as of any time means the prospectus relating to the Offered Securities included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified. "PROSPECTUS" means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act. For purposes of the preceding two sentences, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A, 430B or 430C shall be considered to be included in the Statutory Prospectus or the Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Act. "ISSUER FREE WRITING PROSPECTUS" means any "issuer free writing prospectus," as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g), in each case as specified in Schedule C to this Agreement. "APPLICABLE TIME" means 6:00 p.m. (Eastern time) on the date of this Agreement. No document has been or will be prepared or distributed in reliance on Rule 434 of the Act.

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          (ii) On its Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (the "RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, except that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by (i) an Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof or (ii) the Selling Stockholders, if any specifically for use therein.

          (iii) The Company at the time of the initial filing of the Registration Statement and at the date of this Agreement was not and is not an "ineligible issuer," as defined in Rule 405 under the Act, including (x) the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 under the Act and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under
     Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405 under the Act.

          (iv) As of the Applicable Time, the Issuer Free Writing Prospectuses issued at or prior to the Applicable Time, the information relating to pricing on Schedule D hereto, and the Statutory Prospectus (collectively, the "GENERAL DISCLOSURE PACKAGE") did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by (i) an Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof or (ii) the Selling Stockholders, if any specifically for use therein.

          (v) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (1) the Company has promptly notified or will promptly notify the Representative and (2) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by (i) an Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof or (ii) the Selling Stockholders, if any specifically for use therein.

          (vi) Neither the Company nor any of its subsidiaries (as defined in Rule 405 of the rules and regulations promulgated under the Act; hereinafter referred to as the "SUBSIDIARIES"), has sustained since the date of the latest audited financial statements included in the General Disclosure Package any loss or


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     interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that, individually or in the aggregate, would have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT"), otherwise than as set forth or contemplated in the General Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, there has not been any change in the capital stock (except for any grant of stock options consistent with past practice or any issuance of stock upon the exercise of stock options outstanding as of the date hereof, in each case pursuant to stock plans that have been described in the General Disclosure Package, and except for any issuance of stock upon the exercise of warrants outstanding as of the date hereof that have been described in the General Disclosure Package) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except for liens granted pursuant to that certain Second Amended and Restated Credit Agreement dated as of May 11, 2005, with JPMorgan Chase Bank, N.A. and certain other financial institutions listed on the signature pages thereto (the "CREDIT AGREEMENT") or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          (viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such failures to be so qualified or in good standing that would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of organization.

          (ix) The Company has an authorized capitalization as set forth in the General Disclosure Package, and the Offered Securities and all of the other issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Securities contained in the General Disclosure Package; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than those granted pursuant to the Credit Agreement.

          (x) The offering and sale of the Offered Securities and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, or (B) result in any violation of the provisions of (x) the Articles of


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     Incorporation or By-laws of the Company or (y) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for violations of any statute, order, rule or regulation that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the offering and sale of the Offered Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Offered Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters.

          (xi) Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

          (xii) The statements in the Company's Form 8-A, as filed with the Commission on February 21, 2001 together with the statements under the heading "Capital Stock" in the Statutory Prospectus and the Prospectus insofar as they purport to constitute a summary of the terms of the Securities, and in the Statutory Prospectus and the Prospectus under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

          (xiii) Other than as set forth in the General Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (xiv) The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

          (xv) The Company and its subsidiaries are in compliance with the applicable requirements of the Federal Trade Commission (the "FTC") rules governing franchising and all applicable provisions of federal, state, local and other laws or regulations governing the business of a franchisor, except for such failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect.

          (xvi) Other than as set forth in the General Disclosure Package, the Company and its subsidiaries own or possess valid licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, know-how, trade secrets and other intellectual property (collectively, the "INTELLECTUAL PROPERTY") necessary to conduct and carry on the business of the Company and its subsidiaries as described in the General Disclosure Package, except as would not have a Material Adverse Effect, and the Company and its subsidiaries have not received any charge, complaint, claim, demand, or notice alleging any infringement or conflict with (and the Company knows of no such infringement or conflict with) asserted rights of others with respect to any Intellectual Property which, if determined adversely to the Company or its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (xvii) Each of KPMG LLP and Grant Thornton LLP, whose reports on the consolidated financial statements of the Company and its subsidiaries are filed with the Commission as part of the Registration Statement and General Disclosure Package, are independent registered public accountants as required by the Act and the Rules and Regulations.

          (xviii) Except as disclosed in the General Disclosure Package, there are no contracts, agreements


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     or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

          (xix) Except as provided in that certain Stockholders Agreement dated April 11, 1996, as amended by and among the Company, the Selling Stockholders and certain other parties thereto, and that certain Letter Agreement, dated April 25, 2002, by and among the Company, the Selling Stockholders and certain other parties thereto (which is filed as Exhibit
     4.10 to the Registration Statement), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (xx) The Securities are listed on the Nasdaq Stock Market's National Market.

          (xxi) This Agreement has been duly authorized, executed and delivered by the Company.

          (xxii) The financial statements included or incorporated by reference in the Registration Statement and the Statutory Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, subject, in the case of unaudited financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes to such financial statements. The financial statements included or incorporated by reference in the Registration Statement and the Statutory Prospectus have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

     (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

          (i) Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on each Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on each Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on each Closing Date.

          (ii) (A) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c); and, solely with regard to each of the Selling Stockholders, the foregoing applies only to the extent that any statements in or omissions from the Registration Statement or the Prospectus are based on written information furnished to the Company by such Selling Stockholder specifically for use therein.

          (iii) As of the Applicable Time, the General Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon written information furnished to the Company by an Underwriter through the Representative specifically for use therein, it being understood and agreed


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     that the only such information is that described as such in Section 7(c)
     hereof; and, solely with regard to each of the Selling Stockholders, the foregoing applies only to the extent that any statements in or omissions from any such document are based on written information furnished to the Company by such Selling Stockholder specifically for use therein.

          (iv) Each Issuer Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 2(a)(v), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. The preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon written information furnished to the Company by an Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof; and, solely with regard to each of the Selling Stockholders, the foregoing applies only to the extent that any statements in or omissions from any Issuer Free Writing Prospectus are based on written information furnished to the Company by such Selling Stockholder specifically for use therein.

          (v) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

          (vi) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Offered Securities to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, except for conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement, or (B) result in any violation of (x) the provisions of the partnership agreement of such Selling Stockholder, or (y) any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except for violations of any statute, order, rule or regulation that would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $13.88 per share, that number of Firm Securities (rounded up or down, as determined by the Representative in its discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

     The Selling Stockholders will deliver the Firm Securities to the Representative for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to an account or accounts at a bank or banks acceptable to the Representative and specified by the Selling Stockholders, at the office of King & Spalding LLP, Atlanta, Georgia, at 9:00 A.M., New York time, on March 20, 2006, or at such other time not later than seven full business days thereafter as the Representative and the Selling Stockholders determine, such time being herein referred to as the "First Closing Date". The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representative requests and will be made available for checking and packaging at the above office of King & Spalding LLP at least 24 hours prior to the First Closing Date.


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     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to the Representative for the accounts of the several Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account or accounts at a bank or banks acceptable to the Representative and specified by the Selling Stockholders, at the above office of King & Spalding LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Representative requests and upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of King & Spalding LLP at a reasonable time in advance of such Optional Closing Date.

     In addition, upon written notice from the Representative given to the Company and the Selling Stockholders from time to time not more than 30 calendar days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption "Number of Optional Securities to be Sold" and the denominator of which is the total number of Optional Securities (subject to adjustment by the Representative to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Selling Stockholders.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the General Disclosure Package.

     5. Certain Agreements of the Company and the Selling Stockholders. (a) The Company agrees with the several Underwriters and the Selling Stockholders that:

          (i) The Company has filed or will file each Statutory Prospectus and the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used and the execution and delivery of this Agreement. The Company will advise the Representative promptly of each such filing.

          (ii) Until the distribution of the Offered Securities has been completed, the Company will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus and will afford the Representative a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representative promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or suspending the use of any Statutory Prospectus or the Prospectus or of the suspension of qualification of the Offered Securities for offering or sale in any jurisdiction or the initiation or the threatening of any proceeding for such purpose or pursuant to Section 8A of the Act and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (iii) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

          (iv) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 75th day after the end of such fourth fiscal quarter.

          (v) The Company will furnish to the Representative copies of each Registration Statement two (2) of which will be signed and will include all exhibits), each document in the General Disclosure Package, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the second business day following the later of the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (vi) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution.

          (vii) For the period specified below (the "COMPANY LOCK-UP PERIOD"), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative, except (i) issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (ii) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof or a plan not in effect on the date hereof that would replace an existing plan without increasing the shares currently issuable under all plans existing as of the date hereof, (iii) issuances of Securities pursuant to the exercise of such options, (iv) the exercise of any other employee stock options outstanding on the date hereof and (v) the filing of a Registration Statement on Form S-8 relating to employee benefit plans. The initial Company Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Company Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Company Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Company Lock-Up Period, then in each case the Company Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension. The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Company Lock-Up Period.

          (viii) The Company will pay all expenses incident to the performance of the obligations of the Selling Stockholders and the obligations of the Company under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel, including counsel to the Selling Stockholders) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for any transfer taxes on the sale of the Offered Securities to the Underwriters, for expenses incurred in distributing preliminary prospectus supplements and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

          (ix) For the period specified below (the "Selling Stockholder Lock-Up Period"), each Selling Stockholder agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representative, except pursuant to the terms of this Agreement. The initial Selling Stockholder Lock-Up Period will commence on the date hereof and will continue and include the date 30 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Selling Stockholder Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Selling Stockholder Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the initial Selling Stockholder Lock-Up Period, then in each case the Selling Stockholder Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

     (a) The Underwriters shall have received letters on and as of the date of this Agreement, in form and substance reasonably satisfactory to the Underwriters, from KPMG LLP, independent public accountants, with respect to certain financial statements and certain financial information contained in the Registration Statement, the Prospectus and the General Disclosure Package.

     (b) The Underwriters shall have received letters on and as of the date of this Agreement and such Closing Date, in form and substance reasonably satisfactory to the Underwriters, from Grant Thornton LLP, independent public accountants, with respect to certain financial statements certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

     (c) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representative, shall be contemplated by the Commission.

     (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market's National Market, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over- the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

     (e) The Representative shall have received an opinion, dated such Closing Date, of Krass Monroe, P.A., special counsel for the Company, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with corporate power and authority to own its properties and conduct its business as such properties and business are described in the General Disclosure Package.

          (ii) The Company has an authorized capitalization as set forth in the General Disclosure Package and all of the Offered Securities being delivered on such Closing Date have been duly and validly authorized and issued and are fully paid and non-assessable; and the Offered Securities conform to the description of the Securities contained in the General Disclosure Package.

          (iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such failures to be so qualified or in good standing that would not, individually or in the aggregate, have a Material Adverse Effect (such counsel being entitled to rely on certificates issued by the secretary of state or other public official in such jurisdiction and oral confirmation of good standing from a recognized corporate services company).

          (iv) The offering and sale of the Offered Securities being delivered on such Closing Date and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of (x) the provisions of the Articles of Incorporation or By-laws of the Company or (y) any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations of any statute, order, rule or regulation that would not, individually or in the aggregate, result in a Material Adverse Effect. The opinion is clause (y) above shall be limited to statutes, rules and regulations of Minnesota government agencies or bodies having jurisdiction over the Company or any of its subsidiaries or any of their properties and shall not cover United States statutes, rules and regulations, including without limitation federal securities laws.

          (v) The statements in the Company's Form 8-A, including the filings and other documents specifically incorporated by reference therein, as filed with the Commission on February 21, 2001, insofar as they purport to constitute a summary of the terms of the Offered Securities are accurate and complete in all material respects.

          (vi) This Agreement has been duly authorized, executed and delivered by the Company.

     The opinions set forth above shall be limited to the federal laws of the United States of America (except as provided in paragraph (iv)) and the laws of the State of Minnesota, as currently in effect. Such opinion shall contain reasonable and customary qualifications and assumptions. With respect to matters of fact relevant to such opinions, Krass Monroe, P.A. shall be entitled to rely on certificates of officers of the Company.

     (f) The Representative shall have received an opinion, dated such Closing Date, of King & Spalding LLP, counsel for the Company, to the effect that:

          (i) Each subsidiary of the Company has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of organization; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for liens granted pursuant to the Credit Agreement (such counsel being entitled to rely in respect of matters of fact in this clause upon certificates of officers of the Company or its subsidiaries).

          (ii) To such counsel's knowledge and other than as set forth in the General Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that is required to be disclosed in the Registration Statement that is not adequately disclosed in the Registration Statement; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (iii) The offering and sale of the Offered Securities being delivered on such Closing Date and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any of the agreements listed on Schedule 2 to such opinion (a copy of which has been provided to the Underwriters through the Representative), except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, (B) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties or (C) the charter or by-laws of the Company or any such subsidiary.

          (iv) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the offering and sale of the Offered Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Offered Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters.

          (v) The statements set forth in the General Disclosure Package under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

          (vi) The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an "investment company", as such term is defined in the Investment

     Company Act.

          (vii) The Registration Statement, each Statutory Prospectus and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

          (viii) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, each Statutory Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act on the date specified therein and each Issuer Free Writing Prospectus was filed with the Commission pursuant to Rule 433 under the Act on the date specified therein, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or in connection with the offering of the Offered Securities is pending or threatened by the Commission.

          Such opinion letter shall also state that such counsel has participated in conferences with officers and other representatives of the Company and its subsidiaries, representatives of the independent registered public accountants for the Company and its subsidiaries, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement, the General Disclosure Package and the Prospectus were discussed and, although such counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, except for those referenced in Subsection (v) of this Section 6(f), on the basis of the foregoing, nothing has come to such counsel's attention that would lead them to believe that the Registration Statement or any further amendment made thereto by the Company prior to such Closing Date (other than the financial statements and related schedules and other financial data included therein, as to which such counsel need make no statement), as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and related schedules and other financial data included therein, as to which such counsel need make no statement), as of its date or as of such Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and such counsel have no reason to believe that the documents specified in a schedule to such counsel's letter, consisting of those included in the General Disclosure Package (other than the financial statements and related Schedules and other financial data included therein, as to which such counsel need make no statement) as of the Applicable Time and as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

     (g) The Representative shall have received an opinion, dated as of such Closing Date, of O'Melveny & Myers LLP counsel for each Selling Stockholder substantially in the form set forth in Exhibit A hereto.

     (h) The Representative shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, in such form and scope as the Representative may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cahill Gordon & Reindel LLP may rely as to the incorporation of the Company and all other matters governed by Minnesota law upon the opinion of Krass Monroe, P.A. referred to above.

     (i) The Representative shall have received a certificate, dated such Closing Date, of the Company signed by the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements incorporated in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, except as set forth in the General Disclosure Package or as described in such certificate.

     (j) To avoid a 28% backup withholding tax, each Selling Stockholder will deliver to the Underwriters a properly completed and executed US Treasury Department Form W-9 or other applicable form or statement specified by Treasury Department Regulation in lieu thereof.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

     (b) The Selling Stockholders, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, that the Selling Stockholders shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon written information provided by such Selling Stockholder expressly for use in any of such documents or is contained in a representation or warranty given by such Selling Stockholder in this Agreement; and provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate net proceeds to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

     (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder, its directors and officers and each person, if any, who controls such Selling Stockholders against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Statutory Prospectus and the Prospectus furnished on behalf of each Underwriter: the information contained in the 4th, 10th and 11th paragraphs under the caption "Underwriting".

     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to so notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or
(c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defense) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

     (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or
(c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. [RESERVED]

     9. Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a "PERMITTED FREE WRITING PROSPECTUS." The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or
(vii) of Section 6(d), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent via facsimile and confirmed to the Representative, Credit Suisse Securities (USA) LLC,

Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or sent via facsimile and confirmed to it at AFC Enterprises, Inc., 5555 Glenridge Connector NE, Suite 300, Atlanta, Georgia 30342, Attention: General Counsel (facsimile no. (404) 459-4649), or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or sent via facsimile and confirmed to it at the address and facsimile number listed below such Selling Stockholder's name on Schedule A; provided, however, that any notice to an Underwriter pursuant to
Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in
Section 7, and no other person will have any right or obligation hereunder.

     13. Representation. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     15. Absence of Fiduciary Relationship. Each of the Company and the Selling Stockholders acknowledges and agrees that:

     (a) the Representative has been retained solely to act as an underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus irrespective of whether the Representative has advised or is advising the Company or the Selling Stockholders on other matters;

     (b) the price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arm's-length negotiations with the Representative and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

     (c) the Company and the Selling Stockholders have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company of the Selling Stockholders and that the Representative has no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

     (d) the Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Stockholders, including stockholders, employees or creditors of the Company or the Selling Stockholders.

     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

                                        Very truly yours,

                                        FS EQUITY PARTNERS IV, L.P.

                                        By: FS Capital Partners, LLC,
                                        its General Partner


                                        By:  /s/ John M. Roth
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        FS EQUITY PARTNERS INTERNATIONAL, L.P.,

                                        By: FS & Co. International, L.P.,
                                        its General Partner

                                        By: FS International Holdings Limited,
                                        its General Partner


                                        By:  /s/ John M. Roth
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        FS EQUITY PARTNERS III, L.P., a Delaware limited partnership

                                        By: FS Capital Partners, L.P.,
                                        its General Partner

                                        By: FS Holdings, Inc.,
                                        its General Partner


                                        By:  /s/ John M. Roth
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                AFC Enterprises, Inc.


                                By:  /s/ Harold M. Cohen
                                    --------------------------------------------
                                Name:  Harold M. Cohen
                                      ------------------------------------------
                                Title: Senior Vice President and General Counsel
                                       -----------------------------------------

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

the Representative


By:  /s/ Ted Iantuono
    ------------------------------------
Name:  Ted Iantuono
      ----------------------------------
Title:  Managing Director
       ---------------------------------

                                   SCHEDULE A

                                           Number of Firm Securities     Number of Optional
Selling Stockholder                                to be Sold          Securities to be Sold
----------------------------------------   -------------------------   ---------------------
FS Equity Partners III, L.P.
11100 Santa Monica Boulevard, Suite 1900
Los Angeles, CA 90025                              2,446,900                  365,836

FS Equity Partners International, L.P.
c/o Paget-Brown & Company, Ltd.
West Wind Building
P.O. Box 1111
Grand Cayman, Cayman Islands,
British West Indies                                   98,306                   14,698

FS Equity Partners IV, L.P.
11100 Santa Monica Boulevard, Suite 1900
Los Angeles, CA 90025                                297,409                   44,466
                                                   ---------                  -------
   TOTAL                                           2,842,615                  425,000
                                                   =========                  =======

                                   SCHEDULE B

               Number of Firm Securities       Number of Optional
Underwriters        to be Purchased        Securities to be Purchased
------------   -------------------------   --------------------------
   TOTAL               2,842,615                     425,000
                       =========                     =======

                                   SCHEDULE C

                        Issuer Free Writing Prospectuses

                                      None.

                                   Schedule D

                               Pricing Information

Price to Investors: As to each investor in the Offered Securities, the price per share paid by such investor and the number of shares purchased by such investor.

Number of Offered Securities: 2,842,615 shares